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EXHIBIT 10.18

                                   TWELFTH
                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

  JOEL F. GEMUDER of Cincinnati, Ohio ("Employee"), and OMNICARE MANAGEMENT COMPANY, a Delaware corporation with its principal place of business in Covington, Kentucky (the "Company"), hereby agree as follows:

  1. Recitals

  (a) The Company is an indirect subsidiary of Omnicare, Inc. as a result of a corporate restructuring of Omnicare, Inc. and its affiliates.

  (b) In connection with such restructuring certain assets and liabilities of Omnicare, Inc. were transferred to the Company effective December 31, 1988, including an Employment Agreement between Omnicare, Inc, and Employee dated August 4, 1988 (the "Employment Agreement").

  (c) The Company, as assignee, and Employee amended the Employment Agreement by mutual written agreement on December 31, 1988, May 23, 1989, May 22,
1990, May 21, 1991, May 19, 1992, May 17, 1993, May 16, 1994, May 15, 1995,
May 20, 1996, May 19, 1997 and May 18, 1998 (the "Prior Amendments").

  2. Amendments

 (a) Section 1.2 of the Employment Agreement is amended by deleting the year "2003" from the third line of Section 1.2 and substituting the year "2004" therefor.

  (b) The amount of unrestricted stock award recognized in lieu of incentive compensation in 1998 is $843,779.

  3. General

  Except as previously changed by the Prior Amendments and as specifically amended herein, the Employment Agreement will remain in full force and effect in accordance with its original terms, conditions and provisions.

  IN WITNESS WHEREOF, the parties have duly executed this amendatory agreement as of March 3, 1999.

                                           OMNICARE MANAGEMENT COMPANY


____________________________               By: __________________________
JOEL F. GEMUNDER                                     Cheryl D. Hodges